                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27,
                                                 ---------------
                         1994 (September 22, 1994)
                         -------------------------

                          Eljer Industries, Inc.
             -------------------------------------------------
            (Exact name of registrant as specified in charter)



    Delaware                  1-10181               75-2270874
- - ---------------           ----------------          -------------
(State or other           (Commission File         (IRS Employer
jurisdiction of                Number)             Identification
incorporation)                                           No.)


  17120 Dallas Parkway, Dallas, Texas                 75248
- - ----------------------------------------             -------
(Address of principal executive offices)            (Zip Code)


     Registrant's telephone number,
     including area code:     (214) 407-2600



                              Not applicable
    ------------------------------------------------------------
   (Former name or former address, if changed since last report)

Item 5  Other Events
- - --------------------

     On September 22, 1994, Eljer Industries, Inc. (the "Company"), announced that the Bankruptcy Court for the Eastern District of Texas has entered an order extending by 90 days the period during which United States Brass Corporation ("U.S. Brass"), an indirect, wholly-owned subsidiary of the Company, has the exclusive right to file a plan of reorganization in its federal bankruptcy proceeding. Under the Court's order, U.S. Brass now has until December 22, 1994, to file such plan.

     U.S. Brass continues to assert that all Qest polybutylene-related claims, including claims of codefendants Shell Chemical Company and Hoechst Celanese Corporation ("Celanese"), against U.S. Brass, the Company and its wholly-owned subsidiary, Eljer Manufacturing, Inc. ("Eljer Manufacturing") and Household International, Inc. ("Household"), the former parent of the Company, are stayed under the Bankruptcy Code because the claims are property of U.S. Brass or seek recovery from assets that are property of U.S. Brass. Celanese has recently asserted that the Company and Eljer Manufacturing are directly liable for damages arising from the manufacture and sale of the Qest polybutylene plumbing system. The official committee of polybutylene claimants in the U.S. Brass bankruptcy case has also asserted that direct claims may be prosecuted against the Company and Eljer Manufacturing notwithstanding the automatic stay. U.S. Brass' motion to appoint an examiner in the bankruptcy proceeding to investigate the merits and value, if any, of certain Qest polybutylene-related claims against the Company, Eljer Manufacturing and Household based upon alter-ego and related theories of liability has been withdrawn without prejudice to refiling at a later date.

     The Company will vigorously contest any direct or derivative claims that may be asserted against itself and Eljer Manufacturing relating to the Qest plumbing system cases. However, as previously disclosed, if any such claims are successfully asserted against the Company or Eljer Manufacturing during the pendency of the U.S. Brass bankruptcy proceeding, it could, depending upon the adequacy and availability of insurance coverage for costs and indemnity, have a material adverse effect on the liquidity and financial condition of the Company.


Item 7  Exhibits
- - ----------------

     Press release dated September 22, 1994 describing U.S.
Brass' 90 day extension to file a plan of reorganization in its bankruptcy proceeding and the assertion of direct claims against the Company.

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                                SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ELJER INDUSTRIES, INC.



Date:  September 27, 1994          By /S/  Henry W. Lehnerer
     ---------------------            -----------------------------
                                        Henry W. Lehnerer
                                        Vice President - Finance
                                        & Chief Financial Officer

                               EXHIBIT INDEX


Exhibit No.
- - -----------
     99        Press release dated September 22, 1994 describing
               U.S. Brass' 90 day extension to file a plan of
               reorganization in its bankruptcy proceeding and
               the assertion of direct claims
               against the Company.